EXHIBIT 24








                 Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28226, 2-99369, 2-77136, and 2-61096) of our report dated June 23, 1995, which report is included in the Financial Statements for the Clark Savings and Investment Plan for the year ended December 31, 1994, which are filed along with the Form 11-K to which this consent is attached as an exhibit.

/s/Price Waterhouse LLP
Price Waterhouse LLP
South Bend, Indiana
June 29, 1995